SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 3, 1997


SEARS, ROEBUCK AND CO.

(Exact name of registrant as specified in charter)


New York
(State or Other
Jurisdiction of
Incorporation)

1-416
(Commission File Number)

36-1750680
(IRS Employer Identification No.)



3333 Beverly Road, Hoffman Estates, Illinois
(Address of principal executive offices)

60179
(Zip Code)






Registrant's telephone number, including area code (847) 286-2500



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Item 5.     Other Events.

On June 3, 1997, the registrant filed with the United States District Court for the District of Massachussets a Status Report in anticipation of a hearing before the Court on June 5, 1997 regarding certain of the registrant's bankruptcy reaffirmation agreement collection practices. A copy of the Status Report is attached hereto as Exhibit 99.

Item 7.     Financial Statements, Pro Forma Financial Information and Exhibits.


99.         Sears, Roebuck and Co. Status Report dated June 3, 1997.


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SIGNATURES





Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                              SEARS, ROEBUCK AND CO.





Date: June 3, 1997              By:  /s/ Michael D. Levin
                                         MICHAEL D. LEVIN
                                         Senior Vice President, General
                                         Counsel and Secretary

EXHIBITS



99.     Sears, Roebuck and Co. Status Report dated June 3, 1997.




E-1

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